UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2017

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2017, the Board of Directors of Atlas Air Worldwide Holdings, Inc. (the "Company") elected Major General Charles F. Bolden, Jr. (Ret.) as a director of the Company. Pursuant to the Company's by-laws, the number of directors was increased from nine to ten. General Bolden served as the 12th Administrator of the National Aeronautics and Space Administration ("NASA" or the "Agency") from July 2009 to January 2017. As Administrator, General Bolden led a nationwide NASA team to advance the missions and goals of the U.S. space program.

At NASA, General Bolden overssaw the safe transition from 30 years of space shuttle missions to a new era of exploration focused on full utilization of the International Space Station and space and aeronautics technology development. He led the Agency in developing a Space Launch System rocket and Orion spacecraft that will carry astronauts to deep space destinations, such as an asteroid or Mars. He also established a new Space Technology Mission Directorate to develop cutting-edge technologies for the missions of tomorrow. During General Bolden's tenure, the Agency's support of commercial space transportation systems for reaching low-Earth orbit enabled successful commercial cargo resupply of the International Space Station and significant progress toward returning the capability for American companies to launch astronauts from American soil by 2017. The Agency's dynamic science activities under General Bolden included an unprecedented landing on Mars with the Curiosity rover, launch of a spacecraft to Jupiter, enhancing the nation's fleet of Earth-observing satellites and continued progress toward the 2018 launch of the James Webb Space Telescope, the successor to the Hubble Space Telescope.

General Bolden's 34-year career with the Marine Corps also included 14 years as a member of NASA's Astronaut Office. After joining the office in 1980, he traveled to orbit four times aboard the space shuttle between 1986 and 1994, commanding two of the missions and piloting two others. His flights included deployment of the Hubble Space Telescope and the first joint U.S.-Russian shuttle mission, which featured a cosmonaut as a member of his crew.

General Bolden's NASA astronaut career included technical assignments as the Astronaut Office Safety Officer; Technical Assistant to the Director of Flight Crew Operations; Special Assistant to the Director of the Johnson Space Center in Houston; Chief of the Safety Division at Johnson; lead astronaut for vehicle test and checkout at the Kennedy Space Center in Florida; and Assistant Deputy Administrator at NASA Headquarters. In 1994, he left NASA and returned to active duty with Marine Corps operating forces as the Deputy Commandant of Midshipmen at the U.S. Naval Academy.

The Company's selection of General Bolden as a director was not pursuant to any arrangement or understanding between him and any other person. He has not yet been appointed to serve on any of the standing committees of the Company's Board of Directors.

There have been no transactions since January 1, 2016, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which General Bolden or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

General Bolden will be compensated in accordance with the compensation programs for the Company's non-management (outside) directors described under "Compensation of Outside Directors" beginning on page 13 of the Company's Proxy Statement, dated April 18, 2016. In addition, he has been awarded a one-time cash payment of $47,500.00 and been granted Restricted Stock Units that have a value of $55,000.00, that are convertible into 1,024 shares of the Company's common stock (based on the closing price of the Company's common stock on February 17, 2017) and that are expected to vest in full on the day immediately preceding the date of the Company's 2017 annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

February 22, 2017	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer